                                                              Exhibit 99.(h)(37)

                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101


                                January 25, 2005


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement pursuant to which Nicholas-Applegate Capital Management (the "Adviser") will waive its fees and absorb other operating expenses of the various series of the Nicholas-Applegate Institutional Funds (to the extent not paid for by directed brokerage and other offset arrangements) so that total operating expenses (excluding taxes, interest, brokerage, the expenses incurred from the creation and operation of the Mauritius entity and extraordinary expenses) do not exceed the percentages set forth on the following pages through November 30, 2005.

                                 Very truly yours,


                                 -----------------------
                                 Deborah A. Wussow
                                 Assistant Secretary


AGREED:
Nicholas-Applegate Capital Management


By:
     ----------------------------
     Charles H. Field, Jr.
     General Counsel

            FUND                          SHARE CLASS       EXPENSE LIMITATION
U.S. Large Cap Select Growth                   I                  1.12%
U.S. Large Cap Select Growth                  II                  1.02%
U.S. Large Cap Select Growth                  III                 0.92%
U.S. Large Cap Select Growth                  IV                  0.82%
U.S. Large Cap Select Growth                   R                  1.37%
U.S. Large Cap Value                           I                  0.81%
U.S. Large Cap Value                          II                  0.71%
U.S. Large Cap Value                          III                 0.61%
U.S. Large Cap Value                          IV                  0.56%
U.S. Large Cap Value                           R                  1.06%
U.S. Systematic SMID Growth                    I                  1.33%
U.S. Systematic SMID Growth                   II                  1.23%
U.S. Systematic SMID Growth                   III                 1.18%
U.S. Systematic SMID Growth                   IV                  1.13%
U.S  Emerging Growth                           I                  1.48%
U.S. Emerging Growth                           R                  1.73%
U.S. Mini Cap Growth                           I                  1.56%
U.S. Mini Cap Growth                          II                  1.41%
U.S. Mini Cap Growth                          III                 1.31%
U.S. High Yield Bond                           I                  0.63%
U.S. High Yield Bond                          II                  0.58%
U.S. High Yield Bond                          III                 0.53%
U.S. High Yield Bond                          IV                  0.48%
U.S. High Yield Bond                           R                  0.88%
U.S. Convertible                               I                  1.02%
U.S. Convertible                              II                  0.92%
U.S. Convertible                              III                 0.87%
U.S. Convertible                              IV                  0.82%
U.S. Small Cap Value                           I                  1.30%
U.S. Small Cap Value                          II                  1.20%
International Growth                           I                  1.41%
International Growth                          II                  1.26%
International Growth                          III                 1.16%
International Growth                          IV                  1.01%
International Growth                           V                  0.91%
International Growth                           R                  1.66%
International Growth Opportunities             I                  1.56%
International Growth Opportunities            II                  1.41%
International Growth Opportunities            III                 1.36%
International Growth Opportunities            IV                  1.31%
International Growth Opportunities             V                  1.26%
Global Select                                  I                  1.16%
Global Select                                 II                  1.11%

Global Select                                 III                 1.06%
Global Select                                 IV                  1.01%
International Systematic                       I                  1.39%
International Systematic                      II                  1.24%
International Systematic                      III                 1.14%
International Systematic                      IV                  1.04%
International Systematic                       R                  1.39%
Emerging Countries                             I                  1.65%
Emerging Countries                            II                  1.50%
Emerging Countries                            III                 1.40%
Emerging Countries                            IV                  1.30%
Emerging Countries                             V                  1.25%
Emerging Markets Opportunities                 I                  1.75%
Emerging Markets Opportunities                II                  1.60%
Emerging Markets Opportunities                III                 1.45%
Emerging Markets Opportunities                IV                  1.35%